Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 14, 2009, with respect to the consolidated financial statements of Smart Holdings Corp. in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-161381) and related Prospectus of HealthPort, Inc. dated November 9, 2009.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 9, 2009